Exhibit 99.1

WRAP Appoints Jared Novick as President, Unveils Federal Support Plans to Enhance Efficiency and Productivity in Public Safety

U.S. Government efficiency initiatives unlock opportunities for WRAP to lead public safety tech consolidation, deliver cost savings and reform training solutions

Norton, VA — March 12, 2025 – Wrap Technologies, Inc. (NASDAQ: WRAP) (“Wrap” or, the “Company”) is pleased to announce the promotion of Jared Novick to President and Chief Operating Officer of the Company. Under his leadership, Wrap expects to launch a new wave of efficiency-driven public safety offerings designed to support law enforcement and federal agencies. This expansion aligns with Wrap's recent relocation of its manufacturing headquarters to Virginia, a move recognized by Virginia Governor Glenn Youngkin in November 2024. With plans to establish offices near Washington, D.C., the new location strengthens Wrap's pursuit of U.S. Federal government contracts and expansion initiatives.

"Wrap’s plans include providing agencies with the tools they need to resolve critical situations more effectively," said Jared Novick. "We have a lot to offer the government in terms of productivity and efficiency. The public safety space is ripe for identifying areas of potential bloat. Too many tech providers are fragmented, driving the cost of implementation up and productivity down. We believe there’s a major consolidation opportunity for federal, state, and local governments to leverage our emerging services to streamline operations and save money along the way."

Scot Cohen, Chief Executive Officer of Wrap, stated, "Jared's integrity, judgment, and leadership make him a driving force in this business. I'm grateful and humbled by his contributions."

Additionally, Mr. Cohen added, "Jared, who has been instrumental in stabilizing operations and implementing cost controls at Wrap, also has a distinguished career as a successful business operator and government civil servant. He is uniquely positioned to leverage his expertise in technologies that now have significant applications in public safety. Many of these technologies have long been established within the defense industrial base and are now primed for broader adoption in law enforcement and emergency response. His technical and operational experience positions him to lead the company into its next chapter of growth, focusing on integrating proven technologies into public safety rather than developing entirely new ones."

Participation in Wrap

In addition to his new role, Mr. Novick has demonstrated his confidence in Wrap’s future through a purchase through a certain investment partnership affiliated with Mr. Novick of 275,000 shares of common stock of the Company and accompanying warrants to purchase 275,000 shares of common stock of the Company, reinforcing his alignment with the Company’s long-term vision.

"Jared's investment through a certain investment partnership in WRAP's recent offering represents the largest investment in WRAP by a non-founder, demonstrating the same alignment and commitment to drive value in WRAP," said Mr. Cohen.

Vision for Federal

Wrap recognizes the U.S. government's recent push for cost efficiencies and is committed to supporting cost-saving initiatives through integrated technology consolidation focused on public safety. By leveraging established public-private partnership frameworks, Wrap aims to implement more efficient training solutions, deploy advanced technologies, and co-execute public safety platforms for federal agencies. With its recent acquisition of W1 Global, LLC and their significant track record of identifying inefficiencies, Wrap is uniquely positioned to help federal agencies optimize public safety strategies. This includes deploying Wrap’s innovative technologies, reducing redundancy, cutting unnecessary costs and enhancing overall operational effectiveness.

International Expansion

As part of its federal business expansion and strategic focus on Washington, D.C. relationships, we believe Wrap is positioned to connect its late-stage international pipeline with newly acquired senior talent, leveraging extensive Beltway networks and an international in-country support network of former government personnel. We believe this strategic alignment creates valuable entry points for global distribution while ensuring coordination with evolving U.S. resources and policies. Plans are expected to include working more closely with U.S. government organizations that facilitate U.S. exports globally.

Background in Government and Commercial Managed Service Providers (MSP) and Professional Services

In his new role, Mr. Novick will lead Wrap through its recent acquisition of W1 Global, LLC, drive operations for Managed Safety and Response, and spearhead the launch of federal business initiatives—starting by aligning its offerings to meet government contracting requirements in its pursuit to secure prime and sub-contracts.

Mr. Novick’s career includes key roles serving U.S. Intelligence Agencies and supporting Special Projects under the Office of the Secretary of Defense, bringing deep expertise in federal contracting. Mr. Novick successfully transitioned from public service to entrepreneurship, founding and exiting two startups. One venture established an international defense contracting company with Top Secret Facility Clearances, delivering aerospace services for classified U.S. government operations. Another of his more recent ventures—now valued as a billion-dollar cybersecurity firm—specialized in providing managed cybersecurity services to commercial clients worldwide.

Following the recent W1 Global, LLC acquisition, which brought onboard talent from the FBI, DEA, DoD, and other Intelligence Agencies, Mr. Novick is uniquely experienced across those and similar agencies. We believe this deep understanding of capabilities allows him to strategically position Wrap as a business poised to generate significant value.

Additional Relevant Biographical Information

In the early stages of his career, Mr. Novick was recognized as a subject matter expert in Intelligence, Surveillance, and Reconnaissance (ISR) and advanced technological collection capabilities. He also trained as a NASA Aircrew Member, specializing in High-Altitude Technologies requiring NASA pressure suit operations for missions above 60,000 feet. With over 2,000 flight hours in various fixed-wing aircraft and more than 400 combat flight hours during Operation Enduring Freedom supporting Special Operations units, he has significant experience.

Mr. Novick has also collaborated at the intersection of science and technology with national Federally Funded Research and Development Centers (FFRDCs), contributing to innovative solutions for complex data collection challenges. His partnerships with DARPA, the Naval Postgraduate School, Special Operations, the Department of Homeland Security, the Department of Defense, and the U.S. Intelligence Community led to the successful deployment and operational support of solutions addressing critical challenges in South America, Central Asia and Africa.

About Wrap Technologies, Inc.

rap Technologies, Inc. (Nasdaq: WRAP) is a global leader in public safety solutions, bringing together cutting-edge technology with exceptional people to address the complex, modern day challenges facing public safety organizations.

Wrap’s BolaWrap® solution is a safer way to gain compliance—without pain. This innovative, patented device deploys light, sound, and a Kevlar® tether to safely restrain individuals from a distance, giving officers critical time and space to manage non-compliant situations before resorting to higher-force options. The BolaWrap 150 does not shoot, strike, shock, or incapacitate—instead, it helps officers operate lower on the force continuum, reducing the risk of injury to both officers and subjects. Used by over 1,000 agencies across the U.S. and in 60 countries, BolaWrap® is backed by training certified by the International Association of Directors of Law Enforcement Standards and Training (IADLEST), reinforcing Wrap’s commitment to public safety through cutting-edge technology and expert training.

Wrap Reality™ VR is an advanced, fully immersive training simulator designed to enhance decision-making under pressure. As a comprehensive public safety training platform, it provides first responders with realistic, interactive scenarios that reflect the evolving challenges of modern law enforcement. By offering a growing library of real-world situations, Wrap Reality™ equips officers with the skills and confidence to navigate high stakes encounters effectively, leading to safer outcomes for both responders and the communities they serve.

Wrap’s Intrensic solution is an advanced body-worn camera and evidence management system built for efficiency, security, and transparency. Designed to meet the rigorous demands of modern law enforcement, Intrensic seamlessly captures, stores, and manages digital evidence, ensuring integrity and full chain-of-custody compliance. With automated workflows, secure cloud storage, and intuitive case management tools, it streamlines operations, reduces administrative burden, and enhances courtroom credibility.

Trademark Information

Wrap, the Wrap logo, BolaWrap®, Wrap Reality™ and Wrap Training Academy are trademarks of Wrap Technologies, Inc., some of which are registered in the U.S. and abroad. All other trade names used herein are either trademarks or registered trademarks of the respective holders.

Cautionary Note on Forward-Looking Statements – Safe Harbor Statement

This release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Words such as “expect,” “anticipate,” “should”, “believe”, “target”, “project”, “goals”, “estimate”, “potential”, “predict”, “may”, “will”, “could”, “intend”, and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Moreover, forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: the expected benefits of the acquisition of W1 Global, LLC, the Company’s ability to maintain compliance with the Nasdaq Capital Market’s listing standards; the Company’s ability to successfully implement training programs for the use of its products; the Company’s ability to manufacture and produce products for its customers; the Company’s ability to develop sales for its products; the market acceptance of existing and future products; the availability of funding to continue to finance operations; the complexity, expense and time associated with sales to law enforcement and government entities; the lengthy evaluation and sales cycle for the Company’s product solutions; product defects; litigation risks from alleged product-related injuries; risks of government regulations; the business impact of health crises or outbreaks of disease, such as epidemics or pandemics; the impact resulting from geopolitical conflicts and any resulting sanctions; the ability to obtain export licenses for counties outside of the United States; the ability to obtain patents and defend intellectual property against competitors; the impact of competitive products and solutions; and the Company’s ability to maintain and enhance its brand, as well as other risk factors mentioned in the Company’s most recent annual report on Form 10-K, subsequent quarterly reports on Form 10-Q, and other Securities and Exchange Commission filings. These forward-looking statements are made as of the date of this release and were based on current expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management. Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in its expectations.

Investor Relations Contact:

(800) 583-2652

ir@wrap.com